UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 29, 2013

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

3903 CentervilleRoad, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2013, the Registrant's OmniMetrix, LLC subsidiary and Deena P. Redding, former President, CEO and member of the Board of Managers of OmniMetrix, entered into a Separation Agreement pursuant to which Ms. Redding affirmed her surviving obligations to OmniMetrix under her At-Will Employment, Confidential Information, Non-Competition and Invention Assignment Agreement with regard to non-competition with OmniMetrix, non-solicitation of its employees, and protection of its intellectual property and confidential information and committed to assist in transition matters in exchange for severance payments totaling $100,000, which equates to six months of her annual salary of $200,000, plus group health and dental premiums for twelve months.  The parties also released one another from certain legal liability in connection with their past relationship. OmniMetrix has also agreed to pay Ms. Redding up to an additional $100,000 contingent on the receipt of binding orders from customers during the period following her employment through December 31, 2013 and concerning which she has agreed to provide on-going efforts. OmniMetrix began advancing the severance payments while negotiating the agreement terms, and to date Ms. Redding has received one month’s severance payments (approximately $17,000) and related health/dental premiums.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of September, 2013.

ACORN ENERGY, INC.

By:	/s/Heather K. Mallard
Name:	Heather K. Mallard
Title:	Vice President, General Counsel & Secretary